J A N U S C A P I T A L
Group
151 Detroit Street        TEL: 303 333 3863
Denver, Colorado 80206    FAX: 303 394 7714

May 20, 2005

Ms. Sarah Pitts
Counsel
Principal Life Insurance Company
711 High Street
Des Moines, IA 50392

SECOND NOTICE

Re:	Action Requested- Handling of Mutual Fund Orders on a Timely Basis Regarding Service Shares of Janus Aspen Series for Insurance Companies

Dear Client:

Janus contacted its selling brokers and intermediaries via a letter dated October 1, 2004 to seek assurances that they are following all relevant rules and regulations, as well as internal policies and procedures, regarding "forward pricing" and the handling of mutual fund orders on a timely basis (collectively, the "Pricing Rules”).

Our contract with you regarding your provision of distribution and/or administrative services with respect to certain Janus funds may allow you to accept orders for the purchase, sale or exchange of our funds. As a reminder, such orders may be executed at the net asset values ("NAVs") as determined as of the close of trading on the day such orders are received, provided you received such orders prior to the time the NA Vs are calculated on such day. Orders received after this time must be executed at the public offering price next in effect after such orders are received.

To date, we have not received your firm’s acknowledgement of its compliance with the Pricing Rules and the terms of the Agreement . Please provide such acknowledgement by signing this letter and returning it by fax or mail to the following:

Janus Services LLC
151 Detroit Street
Denver, CO 80206
Attn: Ashley Mikel
Facsimile: 303-394-7714

Should you have any questions or concerns, please contact Ashley Mikel at (303) 336-4045 or ashley.mikel@janus.com.

May 20, 2005

# 496

We thank you in advance for your cooperation. Sincerely,

/s/ Bonnie Howe
Bonnie M. Howe
Assistant General Counsel

AGREED AND ACKNOWLEDGED:

Company: Principal Life Insurance Company
Variable Life Separate Account & Separate Account B
By: /s/ Sarah J. Pitts
Name: Sarah J. Pitts
Title: Counsel

CONFLICTS OF INTEREST QUESTIONNAIRE
JANUS ASPEN SERIES

Name of Insurer: Principal Life Insurance Company

To the best of your knowledge, are you aware of any of the following occurrences that may result in a material conflict between the interests of contract owners of the separate accounts that invest in Janus Aspen Series:

1.	any action by any state insurance regulatory authority;

No XX	Yes ___

2.
any change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax, or securities regulatory authorities; or

No XX	Yes ___

3.	any administrative or judicial decision in any relevant proceeding?

No XX	Yes ___

Please explain any "YES" responses:

By: /s/ Sarah J. Pitts
Name: Sarah J. Pitts
Title: Counsel
Date: 10/26/04

CONFLICTS OF INTEREST QUESTIONNAIRE
JANUS ASPEN SERIES

Name of Insurer: Principal Life Insurance Company

To the best of your knowledge, are you aware of any of the following occurrences that may result in a material conflict between the interests of contract owners of the separate accounts that invest in Janus Aspen Series:

1.	any action by any state insurance regulatory authority;

No XX	Yes ___

2.
any change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax, or securities regulatory authorities; or

No XX	Yes ___

3.	any administrative or judicial decision in any relevant proceeding?

No XX	Yes ___

Please explain any "YES" responses:

By: /s/ Sarah J. Pitts
Name: Sarah J. Pitts
Title: Counsel
Date: 12-2-03

CONFLICTS OF INTEREST QUESTIONNAIRE
JANUS ASPEN SERIES

Name of Insurer: Principal Life Insurance Company

To the best of your knowledge, are you aware of any of the following occurrences that may result in a material conflict between the interests of contract owners of the separate accounts that invest in Janus Aspen Series:

1.	any action by any state insurance regulatory authority;

No XX	Yes ___

2.
any change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax, or securities regulatory authorities; or

No XX	Yes ___

3.	any administrative or judicial decision in any relevant proceeding?

No XX	Yes ___

Please explain any "YES" responses:

By: /s/ Sarah J. Pitts
Name: Sarah J. Pitts
Title: Counsel
Date: 11-11-02

CONFLICTS OF INTEREST QUESTIONNAIRE
JANUS ASPEN SERIES

Name of Insurer: Principal Life Insurance Company

To the best of your knowledge, are you aware of any of the following occurrences that may result in a material conflict between the interests of contract owners of the separate accounts that invest in Janus Aspen Series:

1.	any action by any state insurance regulatory authority;

No XX	Yes ___

2.
any change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling or any similar action by insurance, tax, or securities regulatory authorities; or

No XX	Yes ___

3.	any administrative or judicial decision in any relevant proceeding?

No XX	Yes ___

Please explain any "YES" responses:

By: /s/ Sarah J. Pitts
Name: Sarah J. Pitts
Title: Counsel
Date: 10-19-2001